Exhibit 10.27

CONSTRUCTION AGENCY AGREEMENT

(Site Fremont 3E)

DATED AS OF DECEMBER 31, 2013

BETWEEN

BTMU CAPITAL LEASING & FINANCE, INC.,

AS LESSOR

AND

LAM RESEARCH CORPORATION,

AS CONSTRUCTOR

CONSTRUCTION AGENCY AGREEMENT

(FREMONT 3E)

CONSTRUCTION AGENCY AGREEMENT (FREMONT 3E) dated as of December 31, 2013 (this “Agreement”), is entered into between BTMU CAPITAL LEASING & FINANCE, INC., a Delaware corporation (“BTMUCC” or “Lessor”), and LAM RESEARCH CORPORATION (in its capacity as Constructor, “Constructor”).

PRELIMINARY STATEMENT

A. LAM Research Corporation, as lessee (the “Lessee”), and Lessor, as lessor, are parties to that certain Lease Agreement (Fremont 3E), dated of even date herewith (as amended, supplemented or otherwise modified from time to time pursuant thereto, the “Lease”), pursuant to which the Lessee has agreed to lease from the Lessor, and the Lessor has agreed to lease to the Lessee, the Leased Property described therein.

B. The Lessor and the Lessee are also parties to that certain Participation Agreement, dated of even date herewith (as amended, supplemented or otherwise modified, the “Participation Agreement”), between the Lessor and the Lessee.

C. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Constructor as its sole and exclusive agent and constructor for the construction of the New Improvements (Fremont 3E) in accordance with the Construction Budget and the Plans and Specifications (in each case, as supplemented or amended pursuant to Section 3.2) and pursuant to the terms of the Lease and this Agreement, and (ii) the Constructor desires, on behalf of the Lessor, to cause the New Improvements (Fremont 3E) to be constructed in accordance with the Construction Budget and the Plans and Specifications (in each case, as supplemented or amended pursuant to Section 3.2) and pursuant to the terms of this Agreement and the other Operative Documents.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms.

The capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix I to the Participation Agreement, and the rules of interpretation set forth in Appendix I to the Participation Agreement shall apply to this Agreement.

ARTICLE II

APPOINTMENT OF CONSTRUCTOR

SECTION 2.1. Appointment.

Pursuant to and subject to the terms and conditions set forth herein, in the Participation Agreement and the other Operative Documents, the Lessor hereby irrevocable (during the term of this Agreement) appoints the Constructor to act as its agent in accordance with the Construction Budget and the Plans and Specifications and the requirements set forth in this Agreement and as exclusive constructor for the demolition necessary for, and the construction and installation of, the New Improvements (Fremont 3E) on the Site.

SECTION 2.2. Acceptance.

Constructor hereby unconditionally and irrevocably (during the term of this Agreement) accepts the appointment as agent and as the Constructor and agrees to perform its duties and obligations as set forth in this Agreement.

SECTION 2.3. Term.

This Agreement shall commence on the date hereof and shall terminate upon the first to occur of:

(a) payment by the Lessee of the Break Even Price and all other amounts owing under the Operative Documents, and termination of the Commitments in accordance with the Lease and the Participation Agreement;

(b) termination of this Agreement pursuant to Section 5.1 hereof;

(c) the Completion Date; and

(d) the Construction Period Termination Date.

SECTION 2.4. Construction Documents.

Subject to each of the terms and conditions in this Agreement, the Constructor may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact, and the Constructor shall enter into such agreements (the “Construction Documents”) with architects, designers, contractors, manufacturers and other persons who may supply materials, labor, equipment and/or services as the Constructor deems necessary or desirable for the construction and installation of the New Improvements (Fremont 3E) pursuant hereto in its own name (and not, under any circumstance, in the name of the Lessor) provided, however, that no such delegation shall limit or reduce in any way the Constructor’s duties and obligations under this Agreement and provided, further, that contemporaneously with the execution and delivery of each Major Construction Document, the Constructor and the Lessor

will execute and deliver an Assignment of Contract pursuant to which the Constructor assigns to the Lessor all of the Constructor’s rights and interests in such Major Construction Document. The Constructor agrees that (x) as to any Major Construction Document in effect on the Closing Date, it will on or before the Closing Date, and (y) as to any other Major Construction Document, it will on the date of execution of such Major Construction Document, assign its rights and interests in such Major Construction Document to the Lessor in accordance with the Participation Agreement. For purposes hereof, the term “Major Construction Document” shall mean any Construction Document calling for payments of $2,000,000 or more during the Lease Term or upon full performance thereof.

SECTION 2.5. Scope of Authority.

(a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Lessor hereby agrees with the Constructor and the Constructor unconditionally agrees to take all action necessary or desirable for the performance and satisfaction of all of the Constructor’s obligations hereunder, including, without limitation:

(i) all design and supervisory functions relating to and necessary for the construction of the New Improvements (Fremont 3E) on the Site, as applicable;

(ii) negotiating and entering into all contracts or arrangements to procure the labor, materials, equipment and supplies necessary to construct the New Improvements (Fremont 3E) on such terms and conditions as are customary and reasonable in light of local standards and practices;

(iii) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Laws (including Environmental Laws), from all Authorities in connection with the development and construction of the New Improvements (Fremont 3E) in all material respects in accordance with the Plans and Specifications;

(iv) maintaining all books and records with respect to the construction, operation and management of the Site and the New Improvements (Fremont 3E):

(v) performing any other acts necessary in connection with the construction and development of the New Improvements (Fremont 3E) in all material respects in accordance with the Plans and Specifications, Applicable Laws and all Insurance Requirements including, without limitation, applicable zoning ordinances;

(vi) paying (subject to the Participation Agreement), in accordance with the Participation Agreement, all Construction Costs to be paid during the Construction Period;

(vii) enforcing, as and when commercially reasonable, performance by each party to each Construction Document of its respective obligations, warranties and other design, construction and other obligations with respect to the design, engineering, construction and completion of the New Improvements (Fremont 3E) and pursuing remedies with respect to the breach of those obligations; and

(viii) to the extent permitted under the Operative Documents, using the proceeds of any property insurance maintained with respect to the New Improvements (Fremont 3E) to complete construction of or rebuild any portion of the New Improvements (Fremont 3E) with respect to an Event of Loss or a Casualty occurring with respect to that portion of the New Improvements (Fremont 3E) and in accordance with Article XIII of the Lease.

If a Construction Event of Default has occurred and is continuing, the Constructor or any agent or contractor of the Constructor shall not have the authority to take any of the above-described actions without the prior written consent of the Lessor.

(b) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Constructor shall have sole management, control and responsibility over and the liability for the Construction, construction means, methods (including testing of the New Improvements (Fremont 3E) or any part thereof), sequences and procedures, including testing (running) the New Improvements (Fremont 3E), the use of Hazardous Materials, and the hiring, termination and contracting for and supervision of and payment for labor, personnel and services with respect to the construction of the New Improvements (Fremont 3E). Constructor acknowledges and agrees that, until such time as the Lessor or its designee has taken possession of the New Improvements (Fremont 3E) through the exercise of remedies under the Operative Documents or pursuant to a return of the New Improvements (Fremont 3E) to the Lessor or its designee permitted under the Operative Documents, as between the Lessor and the Constructor, the Constructor will have at all times sole dominion over and control of the New Improvements (Fremont 3E) and the Site and that the Constructor will bear all responsibility for injuries and mishaps to third parties and their property on the Site.

(c) All fees and expenses of the Lessee under any Operative Document which are of the type included in the Construction Budget shall be paid or reimbursed through Advances as provided in the Participation Agreement.

SECTION 2.6. Construction Budget.

At least ten (10) Business Days prior to the commencement of Construction of a Component of the New Improvements (Fremont 3E) (excluding the razing and salvage of existing improvements, grading and ground improvements on Site Fremont 3E), Constructor shall prepare and deliver, or cause to be prepared and delivered, to the Lessor and the Construction Consultant the proposed final Construction Budget for such Component of the New Improvements (Fremont 3E), setting forth in reasonable detail the budget for the Construction of the applicable Component of the New Improvements (Fremont 3E) on the Site in all material respects in accordance with the Plans and Specifications and all related costs including, without limitation, the Carrying Costs expected to accrue during the Construction Period and other

Construction Costs; provided that Constructor shall use commercially reasonable efforts to deliver, or cause to be delivered, such Construction Budget at least fifteen (15) Business Days prior to such commencement. Such Construction Budget shall include a line item for the amount of any insurance deductible applicable to the insurance required by the Insurance Requirements. The Constructor shall cause such Construction Budget to be updated as necessary to reflect any changes based on updated or otherwise modified Plans and Specifications delivered in accordance with Section 2.7(o), and shall deliver such any updated Construction Budget promptly to the Lessor and the Construction Consultant. The Construction Budget, together with the previously incurred capitalized costs, shall not exceed the Commitment Amount. Each Construction Budget shall be approved by Lessor and its Construction Consultant, such approval not to be unreasonably withheld, on or prior to the commencement of construction of the New Improvements (Fremont 3E). Failure of the Lessor to approve or disapprove of the Construction Budget (provided that the proposed Construction Budget is delivered in accordance with the first sentence of this Section and the proposed final Plans and Specifications and the other Initial Construction Deliverables are delivered in accordance with Section 2.7(o)) prior to such date shall be deemed to be approval thereof. The Lessee may, without obtaining Lessor’s consent, reallocate contingency and cost savings in any line item of the Construction Budge to other budgeted line items provided that the limitations set forth herein with respect to change orders shall remain applicable.

SECTION 2.7. Covenants of Constructor.

Constructor hereby covenants and agrees that with respect to the Leased Property and the Site it will:

(a) promptly notify the Construction Consultant and the Lessor of (i) any material defaults or material failures to perform under any Major Construction Document or of any Force Majeure Event and (ii) the Completion of the New Improvements (Fremont 3E);

(b) provide the Construction Consultant and the Lessor reasonable access to the New Improvements (Fremont 3E), to the Site and to all construction records necessary to confirm compliance with this Agreement and the other Operative Documents during normal business hours, at reasonable intervals and with reasonable prior notice to Constructor, subject to reasonable safety and confidentiality requirements of the Constructor;

(c) subject to Constructor’s right to engage in Permitted Contests in accordance with Section 9.5 of the Lease, cause all Liens (including Liens or claims for materials supplied or labor or services performed in connection with the construction of the New Improvements (Fremont 3E)), other than Permitted Liens, to be discharged with proceeds of Advances;

(d) comply in all material respects with the Insurance Requirements;

(e) cause Construction of the New Improvements (Fremont 3E) to be prosecuted diligently and without undue and unscheduled interruption (except to the extent due to a Force

Majeure Event) in all material respects in accordance with the Plans and Specifications and cause the Completion Date to occur on or before the Construction Period Termination Date;

(f) on a quarterly basis from and after the Closing Date provide to the Construction Consultant and the Lessor (i) copies of each change order, notice or other communication received under any Construction Document which involves an increased amount of $1,000,000 or more or which, when aggregated with amounts associated with other such change orders, notices and other communications received under such Construction Document for such quarterly period, exceeds $2,000,000 and (ii) a report describing in sufficient detail the status and progress of the construction of the New Improvements (Fremont 3E);

(g) at all times maintain the New Improvements (Fremont 3E) under construction in such a way that (i) the New Improvements (Fremont 3E) under construction meet, in all material respects, the standards required to be met under the Applicable Laws and under the insurance policies required under the Insurance Requirements and (ii) such construction does not constitute a danger to persons or things;

(h) ensure that each Major Construction Document will be entered into by the Constructor in all material respects in accordance with the Plans and Specifications, and also ensure that such Major Construction Documents contain warranties in accordance with customary industry practice;

(i) ensure that each Major Construction Document will explicitly provide that the rights of the Constructor can be assigned and pledged without consent of the counterparty thereto or that the consent of such counterparty to the assignment and pledge of such Major Construction Document to Lessor has been obtained simultaneously with the execution and delivery of such Major Construction Document;

(j) send the Lessor a copy of each Major Construction Document promptly upon the execution of such Major Construction Document by all parties thereto, provided, that the Constructor shall be deemed to have satisfied this obligation by its attaching such copy to an Advance Request submitted by the Constructor to the Lessor within the calendar month following the execution of such Major Construction Document;

(k) to the extent reasonably practicable, provide the Construction Consultant and the Lessor with advance notice of any proposed change order under any Construction Document involving an increased amount in excess of $1,000,000 or which, together with other change orders received under such Construction Document involves an increased amount in excess of $2,000,000, and prior to agreeing to any such change order the Constructor will certify to the Lessor that, after giving effect to such change order the remaining available Commitments of the Lessor are sufficient to finance Completion of construction of the New Improvements (Fremont 3E) in all material respects in accordance with the Plans and Specifications and within the Construction Budget;

(l) cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lessor reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. The Lessor, the Lessee and the Constructor, as a Transaction Cost or a Construction Cost, as applicable, will cause all financing statements (including precautionary financing statements), fixture filings, mortgages and other documents, to be recorded or filed at such places and time in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by the Lessee or the Lessor in order to establish, preserve, protect and (if applicable under Applicable Laws) perfect the interests of the Lessor in the Construction Documents, the Lien of the Lessor in the Lessee Collateral and the Lessor’s rights under this Agreement and the other Operative Documents;

(m) to ensure its compliance with Section 2.7(g) hereof, observe and comply with heightened standard of care if a change in Applicable Laws after the Closing Date would require a heightened standard of care in order to comply with such covenant at all times. Constructor agrees to enter into amendments of such covenant from time to time upon the reasonable request of the Lessor in order to more fully give effect to the foregoing agreement;

(n) ensure that the maintenance, operation and construction of the structures constituting part of the Leased Property at any time will be done in such a manner that such structures will meet the standards which, in the given circumstances, they may be expected to meet so as not to constitute a danger to persons or things;

(o) at least ten (10) Business Days prior to the commencement of Construction of a Component of the New Improvements (Fremont 3E) (excluding the razing and salvage of existing improvements, grading and ground improvements on Site Fremont 3E), deliver copies of the proposed final Plans and Specifications for such Component of the New Improvements (Fremont 3E) and the other deliverables listed on Schedule 1 hereto (the “Initial Construction Deliverables”) to the Lessor and the Construction Consultant, which Plans and Specifications and Initial Construction Deliverables shall be approved by Lessor and the Construction Consultant, such approval not to be unreasonably withheld, on or prior to the commencement of such construction of the New Improvements (Fremont 3E); provided that Constructor shall use commercially reasonable efforts to deliver such Plans and Specifications and Initial Construction Documents at least fifteen (15) Business Days prior to such commencement. Promptly after becoming available from Constructor’s vendors or preparation by the Constructor, the Constructor will deliver copies of any draft Plans and Specifications for the New Improvements (Fremont 3E) to the Lessor and the Construction Consultant. The Constructor will cause all Plans and Specifications for the New Improvements (Fremont 3E) to be delivered to the Lessor by the completion of the engineering phase of the project;

(p) not agree to any modification or series of modifications (including, but not limited to by entering into any change orders) of any Major Construction Document which, when aggregated with amounts associated with other such modifications under the Major Construction

Documents, exceeds $4,000,000 without the consent of Lessor (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that at such time as Lessor has first provided its consent to any such modification pursuant to this clause (p), the consent of the Lessor (which consent shall not be unreasonably withheld, conditioned or delayed) shall not be required for any further such modifications until such time as the aggregate amount of such further modifications permitted and made without Lessor’s consent (including the subject modification(s)) exceeds $2,000,000;

(q) provide to the Construction Consultant and the Lessor promptly upon receipt thereof, copies of all notices and other correspondence received by Constructor from any Authority and any relating to the remediation of any Environmental Violations related to the Site or the New Improvements (Fremont 3E);

(r) take all necessary actions required to remediate any soil contamination related to the Site or the New Improvements (Fremont 3E) on or before the Completion Date so that no Environmental Violation related to the New Improvements (Fremont 3E) or the Site will exist; provided, that in no event shall the failure of the Constructor to satisfy the terms of this paragraph (r) be deemed to prevent the Completion Date from having occurred;

(s) take all such actions, and use all commercially reasonable efforts to obtain all necessary permissions, required to effect a non-exclusive assignment to the Lessor, on or before the Completion Date, of the benefits of any environmental indemnity or cost reimbursement agreement issued to the Constructor by any Authority for any Environmental Violation related to the Site;

(t) apply all funds received by the Constructor from any Authority, insurer or other third-party which are given with the intent that they be applied to remediate any Environmental Violation in or around the Site or relating to the New Improvements (Fremont 3E) for such intended purposes. Further, the Constructor shall not apply any such funds in a manner which unduly discriminates against the Site in favor of other parcels owned by the Constructor and located in the vicinity of the Site;

(u) if necessary in order that the construction, use and occupancy of the New Improvements (Fremont 3E) and the Existing Improvements (Fremont 3) shall comply with Applicable Law including, without limitation, applicable zoning ordinances, cause the legal subdivision between Site Fremont 2 and Site Fremont 3 to be relocated, which the parties agree is within the control of the Constructor; and

(v) provide to the Lessor and the Construction Consultant the deliverables listed on Schedule 2 hereto each month, and otherwise cooperate with the Lessor and the Construction Consultant, in each case in order for the Construction Consultant to update the Construction Report every three (3) months during the Construction Period and to confirm its opinion of reasonableness contained in the Construction Report. Such update will include, among other things the Construction Consultant’s reasonable belief as to whether (i) the remaining Available Commitment of the Lessor is sufficient to (A) complete construction of the New Improvements

(Fremont 3E) in accordance with the Plans and Specifications and the Construction Budget (in each case, as supplemented or amended pursuant to Section 3.2) on or before the Construction Period Termination Date, and (B) pay all Construction Costs, and (ii) construction of the New Improvements (Fremont 3E) cannot be completed for any reason on or prior to the Construction Period Termination Date. The Constructor shall consult with the Construction Consultant upon reasonable request therefor from time to time.

SECTION 2.8. Governmental Approvals.

As of the date of the Closing Date and each Advance Date, Constructor hereby represents and warrants that, other than with respect to environmental matters, which are treated exclusively in Section 4.1(q) of the Participation Agreement, the list of Governmental Actions set forth as Schedule 3 hereto, as it may be amended from time to time, lists all material Governmental Actions necessary in connection with the construction of the New Improvements (Fremont 3E). Lessor acknowledges that in connection with the issuance of the building permit for the New Improvements (Fremont 3E) the City of Fremont may require a recorded restriction on the number of office seats in the New Improvements (Fremont 3E). Lessor shall reasonably cooperate with Constructor to approve, execute and record such restriction and shall not unreasonably withhold, condition or delay its consent thereto.

ARTICLE III

FACILITY

SECTION 3.1. Construction.

Constructor shall, in compliance with this Agreement and in all material respects with the Plans and Specifications and the Construction Budget (in each case as supplemented or amended pursuant to Section 3.2 below), cause the New Improvements (Fremont 3E) to be constructed, equipped, maintained and used on the Site, in accordance with the Construction Documents, all Applicable Laws and all Insurance Requirements.

SECTION 3.2. Amendments; Modifications; Supplements.

Constructor may, subject to the conditions, restrictions and limitations set forth herein and in the other Operative Documents, at any time during the Construction Period amend or modify (it being understood that any change order will be an amendment subject to this Section 3.2) the Plans and Specifications and individual line items in the Construction Budget without the consent of the Lessor provided, however, that no such supplement, amendment or modification (including any change order), individually or in the aggregate shall, after giving effect thereto, (i) materially diminish (A) the utility of the New Improvements (Fremont 3E) as a corporate office complex including a corporate office building and a research and development center, respectively, when completed, (B) the expected New Improvements (Fremont 3E)’s Fair Market Value as of the Construction Period Expiration Date (as shall be certified by the Constructor in its Advance Request with reference to the Appraisal), or (C) the Fair Market Value (as set forth in the Appraisal delivered on the Closing Date) as of the Base Term

Expiration Date, (ii) cause the remaining Available Commitment of the Lessor to be insufficient to complete construction of the New Improvements (Fremont 3E) in all material respects in accordance with the Plans and Specifications and the Construction Budget, or (iii) delay construction of the New Improvements (Fremont 3E) beyond the Construction Period Termination Date in all material respects in accordance with the Plans and Specifications, subject to permitted change orders. Constructor shall supplement the Plans and Specifications in accordance with Section 2.7(o) hereof from time to time.

SECTION 3.3. Casualty, Condemnation and Force Majeure.

If at any time prior to the Completion Date there occurs a Casualty or a Force Majeure Event or the Lessor or the Constructor receives notice of a Condemnation, then, except as otherwise provided in Article XIII of the Lease, in each case the Constructor shall promptly and diligently complete, in all material respects in accordance with the Plans and Specifications (as supplemented or amended pursuant to Section 3.2) and with the terms hereof, the construction of the New Improvements (Fremont 3E), and cause the Completion Date to occur on or prior to the Construction Period Termination Date.

ARTICLE IV

PAYMENT OF FUNDS

SECTION 4.1. Funding of Construction Costs.

(a) During the Construction Period, the Constructor shall request that the Lessor advance funds for the payment of Construction Costs and the Lessor will comply with such request, in each case, to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, this Agreement, the Participation Agreement and the Lease with respect to the funding of Advances. Constructor and the Lessor acknowledge and agree that the Constructor’s right to request funds and the Lessor’s obligation to advance funds for the payment of the Construction Costs are subject in all respects to the terms and the conditions hereof and of the Participation Agreement and the other Operative Documents.

(b) The proceeds of any funds made available to the Lessor for Construction Costs shall be made available to the Constructor in accordance with the Advance Request relating thereto and subject to the terms and conditions hereof and of the Participation Agreement. Constructor will use such proceeds only to reimburse itself or pay for the Construction Costs set forth in the Advance Request relating to such funds. Specifically, but without limitation, no Advances shall be used for general corporate purposes of the Constructor or the Lessee.

ARTICLE V

CONSTRUCTION EVENTS OF DEFAULT

SECTION 5.1. Construction Events of Default.

If any one or more of the following events (each a “Construction Event of Default”) shall occur:

(a) the Completion Date shall fail to occur, for any reason, on or prior to the Construction Period Termination Date, subject to extension for Force Majeure Events;

(b) at any time, (i) the remaining Available Commitment of the Lessor is not sufficient to (A) complete construction of the New Improvements (Fremont 3E) in all material respects in accordance with the Plans and Specifications and the Construction Budget (in each case, as supplemented or amended pursuant to Section 3.2) on or before the Construction Period Termination Date or (B) subject to any increase in Commitments permitted under Section 3.4(e) of the Participation Agreement, pay all Construction Costs or (ii) subject to any extension of the Construction Period permitted under Section 3.4(f) of the Participation Agreement, construction of the New Improvements (Fremont 3E) cannot be completed for any reason on or prior to the Construction Period Termination Date;

(c) Constructor fails to apply Advances to the payment of Construction Costs or comply with the covenants set forth in Sections 2.7(d), (p) or (t);

(d) Constructor fails to comply with the covenants set forth in Sections 2.7(a)(i), (b), (f), (k), (o) or (v) and such failure shall remain uncured for a period of ten (10) days after the earlier of the date Constructor has Actual Knowledge or receives notice thereof from Lessor;

(e) Construction fails to comply with the covenants set forth in Sections 2.7(a) (other than as set forth in clause (d) above), (c), (g), (h), (i), (s) or (u), and such failure shall remain uncured for a period of forty-five (45) days after the earlier of the date Constructor has Actual Knowledge or receives notice thereof from Lessor;

(f) Constructor fails in any material respect to observe or perform any other term, covenant or condition of this Agreement (except those specified in clauses (a) through (e) above), and such failure shall remain uncured for a period of ninety (90) days after the earlier of the date Constructor has Actual Knowledge or receives notice thereof from Lessor; or

(g) any Event of Default under the Lease shall have occurred and be continuing;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article V, immediately terminate this Agreement (in the sole discretion of the Lessor) by giving the Constructor written notice of such termination and, upon the giving of such notice, this Agreement shall terminate. Upon termination of this Agreement, all rights of the Constructor and all obligations of the Lessor under this Agreement shall cease. Subject to Section 5.3(c) hereof, the Constructor shall pay upon demand all reasonable costs, expenses, losses, expenditures and damages (including, without limitation, reasonable attorneys’ fees) incurred by or on behalf of the Lessor in connection with any Construction Event of Default and such obligations shall survive the termination of this Agreement. Notwithstanding the foregoing, the Constructor shall have the right to cure any Construction Event of Default by purchasing, or causing to be purchased, the Leased Property from the Lessor in accordance with the terms and subject to the conditions, restrictions and limitations of Section 20.1 of the Lease.

SECTION 5.2. Survival.

The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Constructor of its liability and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination.

SECTION 5.3. Remedies; Remedies Cumulative.

(a) Upon the occurrence of a Construction Event of Default, at the Lessor’s option and without limiting the Lessor in the exercise of any other right or remedy the Lessor may have on account of such default (including, without limitation, any rights or remedies under the Lease and the other Operative Documents) and without any further demand or notice, the Lessor may take any of the following actions to the fullest extent permitted by Applicable Law and Regulations, either individually or in combination with any other such remedy, the Lessor may:

(i) exercise any and all rights and may pursue any and all remedies provided to it in the Lease, the terms and provisions of which are incorporated herein by this reference;

(ii) replace the Constructor and cause construction of the New Improvements (Fremont 3E) to be completed and require the Constructor to pay to the Lessor any damages as a result thereof;

(iii) require the Constructor to complete construction of all or part of the New Improvements (Fremont 3E) with Advances and require the Constructor to pay to the Lessor any damages as a result thereof;

(iv) terminate this Agreement;

(v) terminate the Construction Commitment for the Construction of the New Improvements (Fremont 3E);

(vi) exercise any and all of its rights under the Construction Documents and/or continue to make any or all payments thereunder (including on an accelerated basis);

(vii) exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof; and

(viii) exercise any and all of its rights under the other Operative Documents in accordance with the terms thereof.

(b) To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Agreement or in any other Operative Document shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Constructor or be an acquiescence therein. Lessor’s consent to any request made by the Constructor shall not be deemed to constitute or preclude the necessity for obtaining the Lessor’s consent, in the future, to all similar requests. No express or implied waiver by the Lessor of any Construction Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Construction Event of Default. To the extent permitted by Applicable Laws, the Constructor hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Lessor to sell, lease or otherwise use the Leased Property or any part thereof in mitigation of the Lessor’s damages upon the occurrence of a Construction Event of Default or that may otherwise limit or modify any of the Lessor’s rights or remedies under this Article V.

(c) Notwithstanding anything set forth herein to the contrary, during the Construction Period, the aggregate amount payable by the Constructor on a recourse basis under this Article V shall be subject to the limitations on recourse liability set forth in Section 18.5 of the Lease and, if applicable, in Section 13.1(a) of the Lease, subject to the rights and remedies of the Lessor and the Indemnitees set forth therein.

ARTICLE VI

NO CONSTRUCTION FEE

Constructor will not be entitled to, and the Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and the Constructor shall not be entitled to, and the Lessor shall have no obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor and Constructor entering into the Lease and the other Operative Documents.

ARTICLE VII

LESSOR’S RIGHTS

SECTION 7.1. Lessor’s Right to Cure Constructor’s Defaults.

Lessor, without waiving or releasing any obligation or Construction Event of Default, may (but shall be under no obligation to) remedy any Construction Event of Default for the account of and at the sole cost and expense of the Constructor and in furtherance of such right, the Lessor may make Advance Requests and otherwise exercise all rights and perform all duties of the Constructor and the Lessee hereunder and under the Participation Agreement with respect to the construction of the New Improvements (Fremont 3E). All reasonable out of pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor shall be paid by the Constructor to the Lessor on demand, provided that any such expenses shall be subject to the limitations on recourse liability set forth in Section 18.5 of the Lease and, if applicable, in Section 13.1(a) of the Lease.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1. Notices.

All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 8.3 of the Participation Agreement.

SECTION 8.2. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Lessor, the Constructor and their respective successors and assigns provided, however, that the Constructor shall not assign any of its rights (except pursuant to Article XII of the Lease) or, except as permitted by Sections 2.4, 2.6 and 2.7 hereof, delegate any of its duties or obligations under this Agreement without the prior written consent of the Lessor, which consent may be granted or withheld in the Lessor’s sole and absolute discretion.

SECTION 8.3. Governing Law.

This Agreement has been delivered in, and shall in all respects be governed by and construed in accordance with the laws of, the State of New York, without regard to conflicts of laws principles (except Section 5-1401 of the New York General Obligations Law), including any matters of construction, validity and performance, except to the extent that, pursuant to the laws of State of California, the laws of the State of California are required to be applied hereto.

SECTION 8.4. Amendments and Waivers.

Lessor and Constructor may from time to time, enter into written amendments, supplements or modifications hereto, subject only to the restrictions set forth in Section 8.5 of the Participation Agreement.

SECTION 8.5. Counterparts.

This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 8.6. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.7. Headings and Table of Contents.

The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8.8. Submission to Jurisdiction.

EACH OF CONSTRUCTOR AND THE LESSOR IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONSTRUCTION AGENCY AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE SOLE AND EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT TO SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME:

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MALL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON SCHEDULE II TO THE PARTICIPATION AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 8.3 OF THE PARTICIPATION AGREEMENT; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 8.9. Jury Trial.

EACH OF CONSTRUCTOR AND LESSOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS CONSTRUCTION AGENCY AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS CONSTRUCTION AGENCY AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 8.10. Payments.

All payments to be made by the Constructor hereunder shall be made to the Lessor in Dollars in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the Constructor is required by law to make any deduction or withholding on account of any Tax or other withholding or deduction from any sum payable by the Constructor hereunder, the Constructor shall pay any such Tax or other withholding or deduction and shall make such payment on a Grossed Up Basis, subject to the restrictions on recourse liability set forth in Section 18.5 of the Lease, the limitations set forth in Sections 7.2(a)(iii) and 7.4 of the Participation Agreement, reimbursement obligations of Indemnitees set forth in Sections 7.2(a)(iii), 7.2(e) and 7.2(f) of the Participation Agreement and other rights of Lessee set forth in Sections 7.2(b)(i), 7.2(e), 7.2(f) and 7.4 of the Participation Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

LAM RESEARCH CORPORATION,
AS CONSTRUCTOR

By:	/s/ Odette Go
Name:	Odette Go
Title:	Treasurer

[Signature Page to Construction Agency Agreement (Site Fremont 3E)]

BTMU CAPITAL LEASING & FINANCE, INC.,
AS LESSOR

By:	/s/ Michael D. Doyle
Name:	Michael D. Doyle
Title:	President

[Signature Page to Construction Agency Agreement (Site Fremont 3E)]

SCHEDULE 1

To Construction Agency Agreement

Initial Construction Deliverables

Development Team

•	Directory of Development Team

•	Architect’s Qualification Statement (AIA B431)

•	Contractor’s Qualification Statement (AIA 305) (including list of current projects)

•	Contractor’s Bonding Company

•	(Carrier, Total Bonding Capacity, and Amount of Uncommitted Capacity)

•	Contractor’s Insurance Certificate

•	(Carrier and Summary of Coverage)

•	Contractor’s Financial Statement (most recent three years)

Contracts

•	GC/CM Contract (with all Exhibits, Riders, Schedules & Exclusions/Qualifications)

•	Trade Contracts (with all Exhibits, Riders, Schedules & Exclusions/Qualifications)

•	Architect’s Contract

•	Abatement Contracts

•	Other Contracts

Construction Documents and Cost

•	Property Survey ALTA

•	Geo-technical / Soils Report (only if excavation work is required)\

•	Plans (including site, architectural, structural, mechanical, electrical, plumbing, fire protection, landscaping and life safety) (reduced size plans are preferable)

•	Specifications

•	Trade Cost Breakdown GC

•	Construction Schedule

Approvals

•	Zoning Documents and Approvals

•	Zoning Calculations

•	DOB Applications (if required)

•	Building Permits

•	Special Permits

SCHEDULE 2

To Construction Agency Agreement

Monthly Construction Deliverables

•	Application for Payment (AIA G702 & G703) including back-up applications

•	Executed Change Orders (AIA G701)

•	Advance Request, if applicable

•	Contractors Lien Waivers as required by Loan Documents

•	Potential Change Order (PCO) Log

•	Updated Construction Schedule

•	Updated Construction Budget

•	Updated Plans and Specifications

SCHEDULE 3

To Construction Agency Agreement

List of Governmental Actions

Building-Related Permits/Approvals:

Fremont 2 Demo Permit

Conditional Use Permit (this is a Planning permit related to hazardous materials)

Fremont 3E Warm Shell Building Permit (this includes site utility improvements, landscape, shell and office core, dock, utility pad area only and mezzanine structure and fence, rooftop equipment for office only, mech platform for future scrubbers)

Fremont 3E Office TI

Fremont 3E Utility Yard build out (this includes the bunkers and equipment)

Fremont 3E Fab TI (includes fan deck equipment and scrubbers)

Environmental-Related Permits/Approvals:

City of Fremont

Closure notification & closure plan (submitted 11/20); post-closure report

Hazmat disclosure statements associated with building/construction permit(s) (as needed)

Revised HMBP for Fremont 3/Fremont 3E, updated financial assurance

State Water Resources Control Board

Construction stormwater permit

Union Sanitary District

Groundwater discharge permit for dewatering from trenching/excavating

Industrial wastewater permit

Bay Area Air Quality Management District

Asbestos removal

Demolition notification

Authority to construct for scrubber, POU abatement, if any

Department of Industrial Relations

Air tank/pressure vessel permit